Exhibit 3a

ROSS MILLER

Secretary of State

206 North Carson Street

Carson City, Nevada 89701-4299

(775) 684 5708

Website: secretaryofstate.biz

Filed in the office of

Document Number

ROSS MILLER

20080462457-78

Ross Miller

Filing Date and Time

Secretary of State

7/10/2008 11:10 AM

State of Nevada

Entity Number

E0437272008-0

Articles of Incorporation

       (PURSUANT TO NRS 78)

1.  Name of

     Corporation:

PB PROPERTIES & INVESTMENTS, INC.

2.  Resident Agent

Pooyan Bachtiar

     Name and Street

168 Derwent Place

Las Vegas

Nevada 89144

     Address:

3.  Shares:

Number of shares

Par value

Number of shares

with par value:

75,000,000

per share

$.001

without par value:

4.  Names & Addresses

     Of the Board of

     Directors/Trustees:

Pooyan Bakhtiar

168 Derwent Place

Las Vegas

Nevada 89144

5.  Purpose:      The purpose of this Corporation shall be:

6.  Name, Address

     And Signature of

     incorporator:              Pooyan Bakhtiar                                X  /s/ Pooyan Bakhtiar

168 Derwent Place

Las Vegas

Nevada 89144

7.   Certificate of

      Acceptance of

      Appointment of

      Resident Agent:        I hereby accept appointment as Resident Agent for the above named corporation

X  /s/  Pooyan Bakhtiar                     7/09/08